Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common units representing limited partner interests of Kimbell Royalty Partners, LP, a Delaware limited partnership, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of December 28, 2017.

Yorktown Energy Partners X, L.P.

By: Yorktown X Company LP,
Its general partner

By: Yorktown X Associates LLC,
Its general partner

By:	/s/ Bryan H. Lawrence
Name:	Bryan H. Lawrence
Title:	Manager

Yorktown X Company LP

By: Yorktown X Associates LLC,
Its general partner

By:	/s/ Bryan H. Lawrence
Name:	Bryan H. Lawrence
Title:	Manager

Yorktown X Associates LLC

By:	/s/ Bryan H. Lawrence
Name:	Bryan H. Lawrence
Title:	Manager